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                                                                   EXHIBIT 99.3

May 21, 1998



TO:  ALL HOLDERS OF STOCK PURCHASE WARRANTS AND/OR SHARES OF
     COMMON STOCK REFERRED TO IN THE ATTACHED PROSPECTUS,
     DATED FEBRUARY 10, 1998, AND CERTAIN TRANSFEREES


Dear Sir or Madam:

     As you may be aware, effective as of February 10, 1998, Paradise Holdings, Inc. (formerly Java Centrale, Inc.) (the "Company") registered a number of shares of its Common Stock (the "Shares")with the United States Securities and Exchange Commission (the "SEC"). According to the Company's records, some of the shares so registered are currently held in your name, or are available for issuance to you pursuant to the exercise of stock purchase warrants you currently hold. The purpose of this letter is to provide you, and all of the individuals and entities who or which currently hold such shares or warrants (the "Selling Shareholders"), with a copy of Supplement No. 1 to the Prospectus which was issued in connection with the Shares. Copies of the original Prospectus and Supplement No. 1 are attached herewith.

     The registration statement of which the accompanying Prospectus forms a part allows you and the other Selling Shareholders (subject to certain restrictions discussed below), to sell the Shares as securities registered under the Securities Act of 1933, as amended (the "Securities Act") until the registration statement expires on January 31, 2000. The Company's Common Stock is currently listed for trading on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small Cap List under the symbol PRDS. PLEASE NOTE, HOWEVER, THAT NOTWITHSTANDING SUCH REGISTRATION YOU MAY BE SUBJECT TO THE RESTRICTION THAT UNTIL ONE YEAR FROM THE DATE ON WHICH YOU PURCHASED YOUR UNIT(S) YOU MAY NOT RESELL ANY SHARES WHICH YOU THEN OBTAINED, OR WHICH YOU MAY OBTAIN THROUGH THE EXERCISE OF YOUR WARRANTS, WITHOUT THE PRIOR WRITTEN CONSENT OF E. C. CAPITAL, LTD., THE COMPANY'S PLACEMENT AGENT. YOU ARE SUBJECT TO THIS RESTRICTION IF, ON THE CHART CAPTIONED "SELLING SHAREHOLDERS" APPEARING ON PAGE 44 OF THE PROSPECTUS, YOU ARE LISTED AS HOLDING CURRENTLY OUTSTANDING SHARES IN THE COLUMN HEADED "SHARES CURRENTLY OWNED," OR IF YOU ACQUIRED YOUR WARRANTS OR SHARES FROM SUCH A PERSON. FOR MOST OF THE SELLING SHAREHOLDERS, THIS RESTRICTION (IF IT APPLIES) WILL NOT EXPIRE UNTIL SEPTEMBER OR OCTOBER OF 1998. For more information on this restriction please see page 7 of the Prospectus, under the caption "Limitations on Sale of Shares Applicable to Certain Selling Shareholders."

     The U.S. securities laws require that any sale of Registered Shares by a Selling Shareholder pursuant to the enclosed Prospectus must be preceded by the delivery of a copy of the Prospectus. With the issuance of the enclosed Supplement No. 1 the Prospectus has been effectively amended, so you are now also required to deliver the Supplement as well. This may normally be done by delivering a copy of the Prospectus (and the Supplement) to the broker or dealer handling the transaction. From time to time the Company may be required to further amend the registration statement of which the Prospectus forms a part, so before any sale of Registered Shares is consummated you or your representatives should contact the Company to ensure that the Prospectus being delivered will be current (including any Supplements which may then be in effect).


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     If, through the ownership or exercise of warrants or otherwise, you are or may become the holder of five percent (5%) or more of the Company's total outstanding shares of Common Stock, you should also be aware that you may be required to file certain reports with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules of the SEC thereunder. Similarly, if you are or may become a holder of ten percent (10%) or more of the Company's outstanding shares of Common Stock you may have additional filing requirements under Section 16 of the Exchange Act, and you may in addition be subject to the "short swing trading" restrictions of the Exchange Act and the rules and regulations of the SEC applicable thereto. Finally, you should be aware that sate and federal laws will generally prohibit any person who is in possession of material nonpublic information about the Company from trading in its securities unless and until such information has been publicly disseminated or directly communicated to the other party in such transaction. The Company's registration of the Registered Shares did not and will not affect these potential filing and sale restrictions. Each Selling Shareholder should consult his, her, or its own legal advisors as to the current and potential effect of these legal requirements.

     The registration statement discussed above applies only to the Shares. It does not apply to any of the stock purchase warrants. Such warrants may not be sold within the United States, therefore, without registration or qualification under applicable state and federal securities laws or an applicable exemption from such requirements.

     In addition to the legal restrictions applicable to the sale of the Registered Shares and the warrants, there may also be tax implications associated with such transactions. You should consult your own legal and tax advisors as to the timing and effect of any sale of their Registered Shares.

     If you have any questions about how to proceed with your shares, please do not hesitate to give Jeffrey Dudley a call at (916) 568-2310.

                                   Very truly yours,


                                   /s/  BRADLEY B. LANDIN
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                                   Bradley B. Landin
                                   Senior Vice President